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                                                                      EXHIBIT 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated April 30, 1996 accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of York Research Corporation and Subsidiaries (which expressed an unqualified opinion and included an emphasis paragraph relating to the Company's assets related to the Warbasse Project), on Form 10-K for the year ended February 28, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of York Research on Forms S-3 (File No. 33-36056, effective August 16, 1990; File No. 33-73616, effective November 2, 1994; File No. 33-89418, effective February 22, 1995; and File No. 33-90654, effective April 6, 1995) and on Forms S-8 (File No. 33-63730, effective June 3, 1993; File No. 33-67616, effective August 20, 1993; File No. 33-75850, effective March 2, 1994; and File No. 33-74730, effective July 2, 1994).





GRANT THORNTON LLP


New York, New York
April 30, 1996